UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013 (March 31, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Donal O’Dwyer

On March 31, 2013, Sunshine Heart, Inc. (the “Company”) received notice from Donal O’Dwyer, a Class III director whose current term will expire at the 2013 annual meeting of stockholders (the “Annual Meeting”), of his decision to retire from service on the Company’s Board of Directors (the “Board”) following the completion of his current term.  Consequently, Mr. O’Dwyer will not stand for re-election to the Board at the Annual Meeting, which is presently anticipated to be held on May 23, 2013.  Mr. O’Dwyer has been a director of the Company since 2004.

In connection with the foregoing, the Company issued an ASX announcement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Decrease in the Size of the Board of Directors

Effective as of the date of the Annual Meeting, the Board decreased the number of directors from eight (8) to seven (7), pursuant to the Board’s powers under the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
99.1	ASX Announcement, dated April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 2, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY MATHIESEN
	Name:	Jeffrey Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	ASX Announcement, dated April 2, 2013.